Exhibit 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We  consent  to the  incorporation  by  reference  in the  Registration
Statement  (Form  S-8)  pertaining  to  the  Genta   Incorporated   Non-Employee
Directors' 1998 Stock Option Plan of our reports dated June 18, 1998, with respect to the consolidated financial statements of Genta Incorporated and the financial statements of Genta Jago Technologies B.V. included in the Genta Incorporated Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP


San Diego, California
January 4, 2000